FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (this “Amendment”) to the Distribution Agreement dated as of September 30, 2021, as novated (the “Agreement”), is entered into July 13, 2022 (the “Execution Date”) by and between Forum Funds II (the “Client”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of July 20, 2022 (the “Effective Date”).

WHEREAS, Foreside and the Client (the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of a new series of the Client, the SafeGuard Core One Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the addition of SafeGuard Core One Fund.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

FORUM FUNDS II FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Teresa Cowen
Name:	Jessica Chase		Teresa Cowen
Title:	President		President

DISTRIBUTION AGREEMENT

APPENDIX A

Effective as of July 20, 2022

FUNDS

ABR 75/25 Volatility Fund

ABR Dynamic Blend Equity & Volatility Fund

ABR 50/50 Volatility Fund

Acuitas US Microcap Fund

Baywood ValuePlus Fund

Baywood SociallyResponsible Fund

Dundas International Equity Growth Fund

SafeGuard Core One Fund